UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

THE AZEK COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39322	90-1017663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 275-2935

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on July 1, 2025 of the previously announced transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 23, 2025 (as amended, the “Merger Agreement”), by and among The AZEK Company Inc., a Delaware corporation (the “Company”), James Hardie Industries plc (“JHX”) and Juno Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of JHX (“Merger Sub”).

Pursuant to the Merger Agreement, on July 1, 2025, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of JHX.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions of the Merger Agreement, each share of class A common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, directly by JHX or by any dissenting stockholder) was canceled and converted into the right to receive $26.45 in cash, without interest, from JHX less any applicable withholding taxes (the “Cash Consideration”), and 1.0340 ordinary shares (the “Exchange Ratio”), par value EUR 0.59 per share, of JHX and cash in lieu of fractional shares (collectively, the “Merger Consideration”).

At Effective Time, on the terms and subject to the conditions of the Merger Agreement, each then-outstanding equity award with respect to Company Common Stock was treated as follows:

•

Restricted Stock Unit Awards (“Company RSU Awards”): Each then-outstanding Company RSU Award that was held by a non-employee director of the Company was fully vested and canceled in exchange for the right to receive the Merger Consideration, less applicable tax withholdings. Each then-outstanding Company RSU Award, other than those held by any non-employee directors of the Company, was assumed by JHX and converted into (A) a time-based restricted stock unit award of JHX (each, a “JHX RSU Award”) covering a number of JHX ordinary shares (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to the Company RSU Award by (2) the Exchange Ratio and (B) a cash award (a “JHX Cash Award”) having a value equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to the Company RSU Award by (2) the Cash Consideration. Each JHX RSU Award and each JHX Cash Award is subject to the same terms and conditions as were applicable to such award immediately prior to the Effective Time, including the vesting schedule applicable to the corresponding Company RSU Award.

•

Performance-Based Stock Unit Awards (“Company PSU Awards”): Each then-outstanding Company PSU Award was assumed by JHX and converted into (A) a JHX RSU Award covering a number of JHX ordinary shares (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to the Company PSU Award by (2) the Exchange Ratio and (B) a JHX Cash Award having a value equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to the Company PSU Award by (2) the Cash Consideration. Each JHX RSU Award and each JHX Cash Award is subject to the same terms and conditions as were applicable to such award immediately prior to the Effective Time, including the vesting schedule applicable to the corresponding Company PSU Award, but is not subject to any performance conditions following the closing. For purposes of the foregoing calculations, the number of shares of Company Common Stock subject to the Company PSU Award was determined based on (i) for fiscal years 2024 and 2025, actual performance and (ii) for fiscal years 2026 and 2027, target performance.

•

Stock Options (“Company Stock Options”): Each then-outstanding Company Stock Option held by a non-employee director of the Company (other than Jesse Singh, Gary Hendrickson or Howard Heckes) or a former employee of the Company was canceled for the right to receive an amount in cash equal to the value of the Merger Consideration, less the exercise price and applicable tax withholdings. All other then-outstanding Company Stock Options were assumed by JHX and converted into an option to purchase a number of JHX ordinary shares (rounded down to the nearest whole number of shares) (“JHX Share Option”) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option multiplied by (B) the Equity Award Exchange Ratio, with an exercise price per JHX ordinary share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Company Common Stock subject to such Company Stock Option by (B) the Equity Award Exchange Ratio. The Equity Award Exchange Ratio is defined as the sum of (A) the quotient (rounded to four (4) decimal places) obtained by dividing (x) the Cash Consideration by (y) JHX’s five-trading day volume-weighted average price ending on the trading day immediately prior to the closing date and (B) the Exchange Ratio. Each JHX Share Option will be subject to the same terms and conditions as were applicable to such award immediately prior to the Effective Time, including the vesting schedule applicable to the corresponding Company Stock Option.

The JHX ordinary shares issued in connection with the Merger were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-4 (File No. 333-286977) filed by JHX with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on May 29, 2025 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the Effective Time, the Company repaid (or caused to be repaid) all loans and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of September 26, 2024, among the Company, The AZEK Group LLC, the lenders and issuing banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, as collateral agent and as swingline lender. Upon such repayment, all liens on the property and other assets of the Company and its subsidiary guarantors and all guarantees of the obligations under the Credit Agreement were automatically released and terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2025, as amended by Amendment No. 1 to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2025, each of which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The descriptions contained under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on July 1, 2025, the Company notified the New York Stock Exchange (the “NYSE”) that the Effective Time had occurred and requested that the NYSE (a) suspend trading of the Company Common Stock, (b) remove the Company Common Stock from listing on the NYSE prior to the open of trading on July 1, 2025 and (c) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on the NYSE.

In furtherance of the foregoing, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification of Rights of Security Holders.

The descriptions contained under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company, other than their right to receive the Merger Consideration pursuant to the Merger Agreement and subject to the terms and conditions set forth therein.

Item 5.01.	Change in Control of Registrant.

The descriptions contained under the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of JHX.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The descriptions contained under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

As of the Effective Time and in accordance with the Merger Agreement, each of the members of the Board of Directors of the Company resigned from the Board of Directors of the Company and from any and all committees of the Board of Directors of the Company on which they served. In addition, as of the Effective Time and in accordance with the Merger Agreement, Howard Heckes, Gary Hendrickson and Jesse Singh, each of whom was a member of the Board of Directors of the Company immediately prior to the Effective Time, were appointed to the Board of Directors of JHX.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The descriptions contained under the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.03.

As of the Effective Time and in accordance with the Merger Agreement, the Company’s Third Restated Certificate of Incorporation and Amended and Restated Bylaws were amended and restated in their entirety. The Fourth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 1, 2025, the Company issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 23, 2025, by and among James Hardie Industries, LLC, Juno Merger Sub, Inc. and The AZEK Company Inc. (incorporated by reference to Exhibit 2.1 to The AZEK Company Inc.’s Current Report on Form 8-K, filed with the SEC on March 24, 2025).

2.2	Amendment No. 1, dated as of May 4, 2025, to the Agreement and Plan of Merger, dated as of March 23, 2025, by and among James Hardie Industries plc, Juno Merger Sub Inc. and The AZEK Company Inc. (incorporated by reference to Exhibit 2.1 to The AZEK Company Inc.’s Current Report on Form 8-K, filed with the SEC on May 5, 2025).

3.1	Fourth Amended and Restated Certificate of Incorporation of The AZEK Company Inc.

3.2	Second Amended and Restated Bylaws of The AZEK Company Inc.

99.1	Press Release, dated as of July 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	THE AZEK COMPANY INC.

	By:	/s/ Aoife Rockett
	Name:	Aoife Rockett
	Title:	Secretary